                                                                    EXHIBIT 99.2

                                 April 16, 1997

The Board of Directors
  of AVEMCO Corporation
411 Aviation Way
Frederick, MD 21701

Dear Members of the Board of Directors:

     We hereby consent to the inclusion of our opinion date February 21, 1997 in the joint proxy statement/prospectus of AVEMCO Corporation and HCC Insurance Holdings, Inc. related to the Merger. In executing this consent, we do not admit or acknowledge that Alex. Brown & Sons Incorporated is within the class of persons whose consent is required by section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                            ALEX. BROWN & SONS INCORPORATED

                                            by:      /s/ PETER F. DEVOS
                                             -----------------------------------
                                             Managing Director

                        ALEX. BROWN & SONS INCORPORATED
        ONE SOUTH STREET - BALTIMORE, MARYLAND 21202 - TELEPHONE: (410)
                            727-1700 - TELEX: 198186